Exhibit 32.2
Principal Financial Officer’s Certification Pursuant To
Section 1350
(furnished, but not filed)
In connection with the Quarterly Report of American Natural Energy Corporation (the Company) on Form 10-QSB for the period ending June 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the Report). I, Steven P. Ensz, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:
In connection with the Quarterly Report of American Natural Energy Corporation (the Company) on Form 10-QSB for the period ending June 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Steven P. Ensz, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:
     1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/	Steven P. Ensz

Steven P. Ensz
Chief Financial Officer
August 21, 2006
     A signed original of this written statement required by Section 906 has been provided to American Natural Energy Corporation and will be retained by American Natural Energy Corporation and furnished to the Securities and Exchange Commission or its staff upon request.